UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 19, 2025

LAZYDAYS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38424	82-4183498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4042 Park Oaks Blvd., Suite 350, Tampa, Florida	33610
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(813) 246-4999

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	GORV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, on October 6, 2025, Lazydays Holdings, Inc. (the “Company”) entered into that certain Asset Purchase Agreement (the “Asset Purchase Agreement”), by and among (i) the Company, (ii) certain direct and indirect subsidiaries of the Company named therein (together with the Company, collectively, the “Sellers”), (iii) CIRV Group, LLC, a Florida limited liability company, and CIRV Group Real Estate Holdings, LLC, a Florida limited liability company (collectively, the “Purchasers”), and (iv) Jeffrey M. Hirsch, an affiliate of the Purchasers, pursuant to which the Sellers agreed to sell substantially all of their assets to the Purchasers, subject to the terms and conditions therein (the “Asset Sales”). As contemplated by the Asset Purchase Agreement, the consummation of the Asset Sales has begun to take place in a series of closings on a site-by-site basis related to the applicable dealership, leased real property and/or owned real property (each, a “Site”) as summarized below.

On November 19, 2025, the Sellers closed the Asset Sales with respect to the Company’s Sites in Portland, Oregon, Knoxville, Tennessee (other than with respect to the applicable Sellers’ Knoxville, Tennessee owned real property), Council Bluffs, Iowa and Tucson, Arizona. At such closing, the Purchasers paid a purchase price of approximately $53.3 million for the assets, properties and/or rights related to those Sites. Of that purchase price, (a) approximately $52.5 million was paid to Manufacturers and Traders Trust Company, as Administrative Agent (the “Administrative Agent”) under the Second Amended and Restated Credit Agreement, dated as of February 21, 2023, by and among the Administrative Agent, the lenders party thereto (the “Lenders”), the Company and its subsidiaries party thereto (as amended from time to time, the “Credit Agreement”), to repay a portion of the outstanding senior secured indebtedness and other obligations outstanding under the Credit Agreement, (b) approximately $0.8 million was used to pay the transaction expenses and costs of the Company, and (c) no cash was retained by the Sellers.

On November 20, 2025, the Sellers closed the Asset Sales with respect to the owned real property related to two of the Company’s Sites in Knoxville, Tennessee. At such closing, the Purchasers paid a purchase price of approximately $5.3 million for such owned real property. Of that purchase price, (a) approximately $5.2 million was used to repay a portion of the Company’s outstanding senior secured indebtedness and other obligations outstanding under the Credit Agreement, (b) approximately $0.1 million was used to pay the transaction expenses, costs and taxes of the Company, and (c) no cash was retained by the Sellers.

On November 21, 2025, the Sellers closed the Asset Sales with respect to the Company’s Sites in Aurora, Colorado, St. George, Utah, Ramsey, Minnesota and Monticello, Minnesota. At such closing, the Purchasers paid a purchase price of $31.9 million for the assets, properties and/or rights related to those Sites. Of that purchase price, (a) approximately $31.3 million was used to repay a portion of the Company’s outstanding senior secured indebtedness and other obligations outstanding under the Credit Agreement, (b) approximately $0.6 million was used to pay the transaction expenses, costs and taxes of the Company, and (c) no cash was retained by the Sellers.

On November 24, 2025, the Sellers closed the Asset Sales with respect to the Company’s Sites in Wilmington, Ohio, Waller, Texas and Johnstown, Colorado. At such closing, the Purchasers paid a purchase price of $39.7 million for the assets, properties and/or rights related to those Sites. Of that purchase price, (a) approximately $38.8 million was used to repay a portion of the Company’s outstanding senior secured indebtedness and other obligations outstanding under the Credit Agreement, (b) approximately $0.9 million was used to pay the transaction expenses, costs and taxes of the Company, and (c) no cash was retained by the Sellers.

On November 25, 2025, the Sellers closed the Asset Sales with respect to the owned real property related to one of the Company’s Sites in Knoxville, Tennessee. At such closing, the Purchasers paid a purchase price of approximately $13.3 million for such owned real property. Of that purchase price, (a) approximately $13.0 million was used to repay the Company’s outstanding senior secured indebtedness (consisting of (i) $12.8 million paid to First Horizon Bank to repay its mortgage loan secured by the owned real estate sold at such closing and (ii) $0.2 million paid to the Administrative Agent to repay a portion of the Company’s outstanding senior secured indebtedness and other obligations outstanding under the Credit Agreement), (b) approximately $0.3 million was used to pay the transaction expenses, costs and taxes of the Company, and (c) no cash was retained by the Sellers.

The foregoing description of the Asset Purchase Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the full text of such agreement, a copy of which was filed with the Securities and Exchange Commission on October 10, 2025 as Exhibit 2.1 to the Company’s Current Report on Form 8-K, and is incorporated herein by reference.

Item 8.01 Other Events

Subject to the terms of the Asset Purchase Agreement, the Company anticipates it will complete the final closings under the Asset Purchase Agreement with respect to the Company’s Sites in Las Vegas, Nevada, Seffner, Florida, Tampa, Florida and Wildwood, Florida. As previously disclosed, following these closings, (a) the Company and its subsidiaries will have sold substantially all of their assets and will not have any remaining operating business, (b) the Company expects to wind up its affairs and dissolve under the terms of an Amended Plan of Liquidation and Dissolution which has been approved by the stockholders of the Company, (c) the Company’s secured and/or unsecured obligations are expected to exceed its assets and, accordingly, the Company will not be able to provide any return to its stockholders and the stockholders will suffer a complete loss on investment in the implementation of such dissolution, and (d) the listing of the Company’s common stock on Nasdaq is expected to be terminated on November 28, 2025, and the Company can provide no assurance that trading of its common stock or any other securities on any other market will be possible.

Item 9.01 Financial Statements and Exhibits.

(b)	Pro forma financial information

The Company is currently unable to prepare pro forma financial information reflecting the Asset Sales described in Item 2.01 of this Current Report on Form 8-K without unreasonable effort or expense, and therefore such information is not reasonably available to the Company within the meaning of Rule 12b-21 under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZYDAYS HOLDINGS, INC.

November 25, 2025	By:	/s/ Ronald K. Fleming
Date		Ronald K. Fleming
Chief Executive Officer